Exhibit 10.10(b)

AMENDMENT NO. 2

TO THE

AMENDED AND RESTATED

LIMITED LIABILITY COMPANY OPERATING AGREEMENT

OF PHH HOME LOANS, LLC

This Amendment (this “Amendment”), entered as of the 31st day of March, 2006, by and between PHH Broker Partner Corporation, a Maryland corporation (the “PHH Member”), and Cendant Real Estate Services Venture Partner, Inc., a Delaware corporation (the “Cendant Member”), amends the Amended and Restated Limited Liability Company Operating Agreement of PHH Home Loans, LLC, dated as of January 31, 2005, by and between the PHH Member and the Cendant Member, as amended by Amendment No. 1 thereto, dated as of May 12, 2005 (the “LLC Agreement”).

Capitalized terms used in the Agreement without definition shall have the meanings given to them in the LLC Agreement.

WHEREAS, the PHH Member and the Cendant Member desire to amend the LLC Agreement to modify the method for calculating the Two Year Put Price and Two Year Sale Price.

NOW, THEREFORE, in consideration of the premises and the mutual agreements set forth in the LLC Agreement and this Amendment, the parties hereto, intending to be legally bound, hereby agree as follows:

1.	Section 8.4(a)(i)(1) of the LLC Agreement shall be amended in its entirety to read as follows:

(1) The exercise price of the Two Year Put (the “Two Year Put Price”) shall be an amount equal to the sum of (A) the fair value of the Interests of the Cendant Member and any Affiliate thereof, which shall be determined in accordance with the Valuation Process described below, as of the Two Year Put Closing Date, plus (B) the aggregate amount of all past due quarterly distributions to the Cendant Member and any Affiliate thereof and any unpaid distribution in respect of the most recently completed Fiscal Quarter pursuant to Section 5.6 hereof as of the Two Year Put Closing Date, plus (C) an amount equal to 49.9% of the Net Income realized by the Company at any time after the end of the Fiscal Quarter most recently completed as of the Two Year Put Closing Date attributable to Mortgage Loans in process at any time prior to the Two Year Put Closing Date. No later than sixty (60) days prior to the Two Year Put Date, the Cendant Member shall deliver to the PHH member a written notice setting forth the Cendant Member’s calculation of (B) and (C) above and the basis for such calculation. Any disagreement regarding the Two Year Put Price or any other matter related to the exercise of the Two Year Put shall be resolved in accordance with the provisions of Section 13.6 hereof. In the event that the Cendant Member elects to exercise the Two Year Put, the PHH Member and the Cendant Member shall, and shall cause their respective Affiliates to, cooperate as fully as reasonably possible with one another to consummate the Two year Put transaction on the Two Year Put Date. Concurrently with the consummation of the Two Year Put transaction, the PHH Member shall pay or cause to be paid the Two Year Put Price to the Cendant Member in cash by wire transfer of immediately available funds to an account or accounts designated in writing by the Cendant Member. The “Two Year Put Closing Date” shall be the date on which the Two Year Put is consummated. The Valuation Process shall proceed as follows: Each of the Cendant Member and PHH Member shall submit the matter to an investment banker or appraiser experienced in the valuation of mortgage banking entities (each, a “Valuation Expert” and collectively, the “Valuation Experts”) of their own choosing within thirty (30) days of delivery of the Two Year Termination Notice. Within thirty (30) days, or as soon thereafter as reasonably practicable, the Valuation Experts shall issue their determination of the fair value of the Interests of the Cendant Member and any Affiliate thereof as of the Two Year Put Closing Date, understanding and taking into consideration all relevant facts and circumstances, including the consequences of the Two Year Put (including, but not limited to, the automatic termination of all other Transaction Documents); provided, however, that if any party’s Valuation Expert shall not have delivered its determination of fair value within seventy-five (75) days the determination of fair value of the other party’s Valuation Expert shall be binding upon the parties hereto. If the difference between the two valuations shall be less than or equal to ten percent (10%), then the average of the two shall be deemed to be the fair value, which shall be binding upon the parties hereto. If the difference between the two valuations shall be greater than ten percent (10%), then the Valuation Experts shall within 15 days jointly select and submit the matter to a third nationally recognized investment banker or appraiser with experience in valuation of mortgage banking entities (“Third Expert”), The Third Expert in turn shall, within thirty (30) days, or as soon thereafter as reasonably practicable, issue its determination of fair value, which shall be binding upon the parties hereto. Cendant Member and PHH Member shall cooperate fully with the Valuation Experts and any Third Expert, and information provided to any Valuation Expert shall also be provided to the other Valuation Expert and the Third Expert in connection with their reviews. Each party shall bear all fees and expenses of its own Valuation Expert, and the parties shall bear equally the fees and expenses of any Third Expert.

2.	Section 8.4(a)(ii)(2) of the LLC Agreement shall be amended in its entirety to read as follows:

(2) The sale price (the “Two Year Sale Price”) of the PHH Member’s Interest to the Cendant Designated Buyer shall be an amount equal to the sum of (A) the fair value of the PHH Member’s Interests, which shall be determined in accordance with the Valuation Process described below, as of the Two Year

Sale Date, plus (B) the aggregate amount of all past due quarterly distributions to the PHH Member and any Affiliate thereof and any unpaid distribution in respect of the most recently completed Fiscal Quarter pursuant to Section 5.6 hereof as of such date, plus (C) an amount equal to 50.1% of the Net Income realized by the Company at any time after the end of the Fiscal Quarter most recently completed as of the Two Year Sale Date attributable to Mortgage Loans in process at any time prior to the Two Year Sale Date. No later than sixty (60) days prior to the Two Year Sale Date, the Cendant Member shall deliver to the PHH member a written notice setting forth the Cendant Member’s calculation of (B) and (C) above and the basis for such calculation. Any disagreement regarding the Two Year Sale Price or any other matter related to the exercise of the Two Year Sale shall be resolved in accordance with the provisions of Section 13.6 hereof. The Valuation Process shall proceed as follows: Each of the Cendant Member and PHH Member shall submit the matter to a Valuation Expert of their own choosing within thirty (30) days of delivery of the Two Year Termination Notice. Within thirty (30) days, or as soon thereafter as reasonably practicable, the Valuation Experts shall issue their determination of the fair value of the PHH Member’s Interest as of the Two Year Sale Date; provided, however, that if any party’s Valuation Expert shall not have delivered its determination of fair value within seventy-five (75) days the determination of fair value of the other party’s Valuation Expert shall be binding upon the parties hereto. If the difference between the two valuations shall be less than or equal to ten percent (10%), then the average of the two shall be deemed to be the fair value, which shall be binding upon the parties hereto. If the difference between the two valuations shall be greater than ten percent (10%), then the Valuation Experts shall within 15 days jointly select and submit the matter to a Third Expert. The Third Expert in turn shall, within thirty (30) days, or as soon thereafter as reasonably practicable, issue its determination of fair value, which shall be binding upon the parties hereto. Cendant Member and PHH Member shall cooperate fully with the Valuation Experts and any Third Expert, and information provided to any Valuation Expert shall also be provided to the other Valuation Expert and the Third Expert in connection with their reviews. Each party shall bear all fees and expenses of its own Valuation Expert, and the parties shall bear equally the fees and expenses of any Third Expert.

3.	The term “Agreement” as used in the LLC Agreement shall be deemed to refer to the LLC Agreement as amended hereby. Except as set forth herein, the LLC Agreement shall remain in full force and effect and shall be otherwise unaffected hereby. In the event of any conflict or inconsistency between the provisions of the Amendment, on the one hand, and the LLC Agreement, on the other hand, with respect to the matters set forth herein and contemplated hereby, the provisions of this Amendment shall govern such conflict or inconsistently.

4.	This Amendment may be executed in any number of counterparts, and each of such counterparts shall for all purposes be deemed an original, but all such counterparts shall together constitute but one and the same agreement.

IN WITNESS WHEREOF, the parties hereto have executed this Amendment to the LLC Agreement, effective as of the date first written above.

CENDANT REAL ESTATE SERVICES VENTURE PARTNER INC.

By:	/s/ David J. Weaving
Name: David J. Weaving
Title:

PHH BROKER PARTNER CORPORATION

By:	/s/ Terence Edwards
Name: Terence Edwards
Title: